EXHIBIT 23.1
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                        Independent Accountants' Consent

The  Board  of  Directors
Planet  Earth  Recycling  Inc.

We consent to the incorporation reference in the registration statement on Form S-8 of Planet Earth Recycling Inc. of our auditors' report dated June 5, 2000, on the consolidated balance sheet of Planet Earth Recycling Inc. (formerly
Adventure Minerals Inc.) as at April 30, 2000 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period from May 1, 1998 to April 30, 2000, which report appears in the April 30, 2000 annual report on Form 10-KSB.

Chartered  Accountants

"Morgan  &  Company"

Vancouver,  Canada
April  10,  2001


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